Exhibit 14.2
              Custodial Agreement Relating to Individual Retirement
                                    Accounts

                          ----------------------------
                                      PULL
                              --------------------

                                [graphic--swash]

                                 --------------
----------------------------------------

----------------------------------------
      FOUR EASY
----------------------------------------
      STEPS TO
----------------------------------------
      AN IRA
----------------------------------------




      It's so easy to get the investment flexibility the Phoenix IRA offers. A variety of portfolios, each with a different investment objective, allows you to choose the right one for your Individual Retirement Account. Get the Phoenix IRA advantage in 4 easy steps.

1 Complete the Easy IRA Application (and Transfer Form if you are transferring your assets from an existing IRA),

2 Make one personal check payable to the Phoenix Fund you choose for your investment and a separate check to State Street Bank & Trust for the establishment fee (see fee card for details),

3 Mail the application, transfer form (if required) and both checks to Phoenix Equity Planning Corp., One American Row, Hartford, Connecticut 06115,

4 Read carefully and keep the IRA Agreement and Fee Schedule in your files for future reference.

      What could be easier!

                           CUSTODIAN FEE SCHEDULE FOR
                         INDIVIDUAL RETIREMENT ACCOUNTS
                           (Payable to the Custodian)

Fees payable to the Custodian, State Street Bank and Trust Company, are outlined below and vary according to the investment products held in your IRA Account. Plan Establishment Fee is payable upon the opening of your account and maintenance fees are payable annually thereafter.

Plan Establishment Fee
         If the investment is in one or more of the Phoenix Funds (per shareholder)....................$10.00
Annual Maintenance Fee
         Phoenix Funds (per fund account)..............................................................$15.00
Distributions From The Plan
         Termination or Transfer out of the Phoenix Equity Planning Corp. IRA Agreement................$25.00
Tax Withholding (only if applicable)
         Each distribution requiring tax withholding...................................................$10.00

                                                                          (over)

-------------------------------------------------------------------------------



           FOR REGISTERED REPS. OF PHOENIX EQUITY PLANNING CORP. ONLY
           ----------------------------------------------------------
                  Limited Partnership and Outside Fund Charges

Plan Establishment Fee
         1. If the investment is in a Limited Partnership..............................................$10.00
         2. Investment in both (Limited Partnership and Mutual Fund)...................................$10.00
Annual Maintenance Fee
         1. Limited Partnership and/or outside Mutual Fund (per limited partnership or mutual fund or series thereof)...........................................................................$20.00
Distributions From The Plan
         Termination or Transfer out of the Phoenix Equity Planning Corp. IRA Agreement................$25.00
Transaction Fee
         1. Purchase, Sale or Reregistration of a Limited Partnership..................................$15.00
         2. Purchase, Sale or Reregistration of an outside Mutual Fund.................................$10.00

The Custodian will collect the annual maintenance fee during the first quarter of each year by: a) liquidating sufficient shares from each Phoenix Fund account, or, b) billing you at your mailing address.

The PHOENIX                                                 Transfer Of Assets*

Phoenix Equity Planning Corp.
Hartford, CT 06115

                  PRINT & PRESS HARD; YOU ARE MAKING 4 COPIES
================================================================================
INSTRUCTIONS FOR COMPLETION (by client)
================================================================================
1. Complete sections 1. through 4.
2. Mail all 4 copies of this form with any additional documents, if necessary (policies, certificates, set-up fee, application) to:
   PHOENIX EQUITY PLANNING CORPORATION, Attn: PEPCO Transfer of Assets,
   One American Row, Hartford, CT 06115
   *(FOR TRANSFERS IN KIND PLEASE CONTACT US AT (800) 243-1574, CONN. RESIDENTS CALL COLLECT 275-5901)
================================================================================
1. EXISTING IRA INFORMATION
================================================================================
NAME OF EXISTING CUSTODIAN/ISSUER

------------------------------------------------------------------------------------------------------------------------------------
STREET ADDRESS OF EXISTING CUSTODIAN/ISSUER --(P.O. BOX UNACCEPTABLE)                CITY           STATE     ZIP CODE

------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT VEHICLE            MATURITY DATE            ACCOUNT NO.                   PHONE NO. OF EXISTING CUSTODIAN/ISSUER
(CD, Mutual Fund, etc.)       (if applicable)          (with existing custodian)

================================================================================
2. FOR ALL TRANSFERS (Please check one)
================================================================================
[ ] Please deposit proceeds in my existing Phoenix IRA:_________________________
                                                       FUND NAME  ACCOUNT NUMBER

[ ] Establish an IRA account in my name (Please enclose a Phoenix IRA application and a check for the set-up fee made payable to State Street Bank & Trust Company)
--------------------------------------------------------------------------------
FUND USE ONLY: New account number:
================================================================================
3. NAME & ADDRESS OF DEPOSITOR
================================================================================
State Street Bank & Trust Company, Custodian for the IRA of:
--------------------------------------------------------------------------------
NAME                SOCIAL SECURITY NUMBER             DAYTIME PHONE NUMBER

--------------------------------------------------------------------------------
ADDRESS                  CITY                          STATE          ZIP CODE

================================================================================
4. AUTHORIZATION TO TRANSFER FUNDS
================================================================================
  TO EXISTING CUSTODIAN:

    This will serve as authorization to liquidate and transfer
                                               [ ] ALL or [ ] PART $____________
                                                                   DOLLAR AMOUNT

    of my account as listed in Section I above to transfer the assets to an IRA

    I have established through Phoenix Equity Planning Corporation.
--------------------------------------------------------------------------------
NOTE: Depositor's signature is required for       DEPOSITOR'S SIGNATURE    DATE
      ALL TRANSFERS                   (triangle)

--------------------------------------------------------------------------------
NOTE: Your existing custodian may require signature guarantee. Please check with them for requirements.
--------------------------------------------------------------------------------
SIGNATURE GUARANTEE BY:                 NAME OF BANK OR FIRM

--------------------------------------------------------------------------------
                                        SIGNATURE OF OFFICER & TITLE

================================================================================
FOR INTERNAL USE ONLY
================================================================================
ACCEPTANCE BY NEW CUSTODIAN (to be completed by State Street Bank & Trust Company) We agree to accept custodianship and the transfer described above for the Distributors' IRA Plan established on behalf of the above named individual. State Street Bank & Trust Company accepts its appointment as successor custodian of the above IRA account and requests the liquidation and transfer of assets indicated above. Custodian: Please mail the proceeds made payable to PHOENIX SERIES FUND, and/or PHOENIX TOTAL RETURN FUND, INC. along with the 2nd (canary) copy of this form to:

               PHOENIX EQUITY PLANNING CORPORATION
               Attn: Transfer of Assets
               Acct. No.: _________________________
               1 American Row
               Hartford, CT 06115
--------------------------------------------------------------------------------
                                                  BY: (CUSTODIAN)     DATE
STATE STREET BANK & TRUST COMPANY                 /s/ GL Reeves

--------------------------------------------------------------------------------


PEP 340 2-88

[logo]
The PHOENIX                                         PHOENIX EASY IRA APPLICATION
                                          (One application per investor please.)
================================================================================

Complete all information and mail to:        If you have any questions, call us toll free on 1-800-243-1574
     Phoenix Equity Planning Corporation   -----------------------------------------------------------------
     Attention: PEPCO IRA Department                              For Internal Use Only
     One American Row                      -----------------------------------------------------------------
     Hartford, CT 06115                      [ ] Establishment Fee Paid

--------------------------------------------------------------------------------
SECTION I - Individual Retirement Account
--------------------------------------------------------------------------------
[ ] Individual Mutual Fund (one account, $2,000 maximum contribution)

[ ] Spousal IRA (Individual & non-working spouse, two separate accounts,
    $2,250 maximum combined contributions)

[ ] SEP IRA

[ ] Individual Limited Partnership IRA - Phoenix Agent use only

[ ] Transfer of Assets from Custodian to Custodian (Please also complete a Transfer of Assets Form)

[ ] IRA Rollover
    Source of Contribution
    [ ] Rollover IRA
    [ ] Qualified Plan

[ ] Combination IRA (IRA Rollover and a contributory IRA)
================================================================================
SECTION II - Account Registration
--------------------------------------------------------------------------------
                                IRA Registration
--------------------------------------------------------------------------------
NAME

--------------------------------------------------------------------------------
STREET

--------------------------------------------------------------------------------
CITY                                              STATE          ZIP CODE

--------------------------------------------------------------------------------
SOCIAL SECURITY NUMBER                            BIRTHDATE

--------------------------------------------------------------------------------
Are you/your spouse a current Phoenix Fund Client?
[ ] No   [ ] Yes

Are you/your spouse affiliated in any way with a firm engaged
in the securities industry?   [ ] No   [ ] Yes

If yes, indicate name of firm __________________________________________________



--------------------------------------------------------------------------------
SECTION III - Investment Selection
--------------------------------------------------------------------------------
                            IRA Investment Selection
--------------------------------------------------------------------------------
Year in which deduction will be taken.       19__      19__      Rollover
--------------------------------------------------------------------------------
[ ] Stock                                    $         $         $
--------------------------------------------------------------------------------
[ ] Growth                                   $         $         $
--------------------------------------------------------------------------------
[ ] Convertible                              $         $         $
--------------------------------------------------------------------------------
[ ] Balanced                                 $         $         $
--------------------------------------------------------------------------------
[ ] High Yield                               $         $         $
--------------------------------------------------------------------------------
[ ] High Quality Bond                        $         $         $
--------------------------------------------------------------------------------
[ ] Money Market                             $         $         $
--------------------------------------------------------------------------------
[ ] U.S. Government                          $         $         $
--------------------------------------------------------------------------------
[ ] Total Return                             $         $         $
--------------------------------------------------------------------------------
[ ] _____________________                    $         $         $
         OTHER
--------------------------------------------------------------------------------
[ ] ___________________________              $         $         $
    NAME OF LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
Make your check for your IRA contribution payable to the Phoenix Fund of your choice. Plus make another check for the applicable establishment fee payable to STATE STREET BANK AND TRUST COMPANY.
================================================================================
SECTION IV
--------------------------------------------------------------------------------
         COMBINED PURCHASE DISCOUNT/RIGHTS OF ACCUMULATION - If this account qualifies for a Reduced Sales Charge under the terms of the
REDUCED  Prospectus, please give the following information:
SALES    ----------------------------------------------------------------------
CHARGE   FUND NAME  ACCOUNT NUMBER ACCOUNT REGISTRATION RELATIONSHIP TO INVESTOR
         -----------------------------------------------------------------------
[ ] YES
         -----------------------------------------------------------------------
[ ] NO
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         LETTER OF INTENT - Intended Investment of $10,000 or more.
         (Check appropriate box below.)
         [ ] Yes   [ ] No   This is a new Letter of Intent. Date ______________.
                            I have completed and attached a Letter of Intent
                            form with this application. (Letter of Intent form
                            found within Prospectus.)
         [ ] Yes   [ ] No   This is an existing Letter of Intent. The Letter of
                            Intent form was signed on _______________ $ ________
                                                             DATE        AMOUNT
                            By: ________________________________________________
================================================================================
SECTION V - For dealer use only.
--------------------------------------------------------------------------------
REPRESENTATIVE CODE NUMBER AND NAME (Please print)  REPRESENTATIVE'S SIGNATURE
                                                    X
--------------------------------------------------------------------------------
DEALER NAME IN FULL                                 BRANCH MANAGER'S SIGNATURE
                                                    X
--------------------------------------------------------------------------------
BRANCH CODE AND BRANCH ADDRESS                      AUTHORIZED DEALER SIGNATURE
                                                    X
--------------------------------------------------------------------------------
AREA CODE AND TELEPHONE NUMBER
(---) --- - ----
--------------------------------------------------------------------------------
This is a [ ] Mail Order   [ ] Wire Order
--------------------------------------------------------------------------------


PEP 339 1-89

================================================================================
SECTION VI - Beneficiary Designation
--------------------------------------------------------------------------------
GENERAL PROVISIONS

Except as otherwise provided in this Designation of Beneficiary, all amounts payable from a Participant's Custodial Account by reason of his or her death:

1) Shall be paid in equal shares to the named Primary Beneficiaries who survive the participant.

2) If no Primary Beneficiary survives the participant, such amount shall be paid in equal shares to the Contingent Beneficiaries who survive the participant.

3) If the Participant does not designate a beneficiary or if no designated Beneficiary survives the Participant, such amounts shall be paid to the Participant's surviving spouse, or if the Participant does not have a surviving spouse to the Participant's issue by right of representation, or if the Participant does not leave a surviving spouse or surviving issue, to the Participant's estate.

NOTE: If you have more than one Primary or Contingent Beneficiary, please provide a signed and dated attachment indicating their names, addresses, social security numbers and your relationships.
--------------------------------------------------------------------------------
     INDIVIDUAL BENEFICIARY DESIGNATION
          PRIMARY BENEFICIARY                     CONTINGENT BENEFICIARY
--------------------------------------------------------------------------------
NAME                     BIRTH DATE        NAME                       BIRTHDATE

--------------------------------------------------------------------------------
STREET                                     STREET

--------------------------------------------------------------------------------
CITY                STATE     ZIP          CITY                  STATE     ZIP

--------------------------------------------------------------------------------
RELATIONSHIP   SOCIAL SECURITY NUMBER      RELATIONSHIP   SOCIAL SECURITY NUMBER

--------------------------------------------------------------------------------
A statement will be sent to your firm confirming the above transaction and will serve as notification of State Street Bank's acceptance.
--------------------------------------------------------------------------------

TELEPHONE
EXCHANGE
[ ] Yes [ ] No

Telephone exchanges are subject to the terms of the Prospectus. If the shareholder checks the "yes" box, telephone exchange orders will be accepted from the shareholder, and may be accepted from Equity Planning and from the shareholders' broker/dealer. By signing this New Account Application, the shareholder agrees that the Fund, the Transfer Agent, and Equity Planning will not be liable for any loss, injury or damage incurred as a result of acting upon, and neither will they be responsible for the authenticity of, any telephone instructions, other than those instructions delivered by Equity Planning. If the shareholder for the authenticity of, any telephone instructions, other than those instructions delivered by Equity Planning. If the shareholder checks the "no" box, only the shareholder may authorize an exchange, by writing to State Street Bank & Trust Company according to the terms of the Prospectus. If the shareholder does not check either the "yes" or "no" box, it will be assumed that the shareholder is NOT electing the Telephone Exchange Privilege.
================================================================================
SECTION VII - Signatures
--------------------------------------------------------------------------------
PLEASE READ AND SIGN
   I hereby establish a Phoenix Individual Retirement Account Plan. I have received and read a current prospectus, and appoint State Street Bank & Trust Company of Boston, Massachusetts as custodian of the separate plan. I have received and read the IRA Custodial Agreement and Disclosure Statement enclosed. The applicable account establishment fee (for a Mutual Fund), (Limited Partnership), or (both a Limited Partnership and Mutual Fund Distribution Account) is enclosed in the form of a check made payable to State Street Bank & Trust Company. See enclosed Fee Schedule for amount(s). If an IRA is being established for your spouse, please note that separate establishment fees apply. I understand that if I make any contributions to the funds rolled over from a qualified plan, or otherwise commingle rollover amounts with accumulation amounts, I will have relinquished the right to ultimately roll over the funds distributed to me to another qualified plan. If I do establish a combination IRA and make future contributions to this account, I hereby release and hold harmless State Street Bank and Trust Company from any liability for any loss, damage, or injury which I may sustain as a result of my election not to establish two separate Individual Retirement Custodial Accounts. Furthermore, if I am making a rollover contribution from a qualified plan, I understand that such a rollover is irrevocable.

X ____________________________________________  Date ___________________________
            INDIVIDUAL'S SIGNATURE
================================================================================
SECTION VIII - Limited Partnership IRA Distribution Account
--------------------------------------------------------------------------------
All distributions from the above named limited partnership IRA should be invested as follows:

[ ] Please establish a separate Mutual Fund IRA in the Phoenix ________________
    Fund.                                                         FUND NAME

_____________________________
      ACCOUNT NUMBER

[ ] Please deposit distributions to my existing ______________________ Fund

IRA Account Number ____________________________________.
================================================================================
SECTION IX - For Internal Use Only
--------------------------------------------------------------------------------


                         x _____________________________________________________
                             ACCEPTED BY STATE STREET BANK AND TRUST COMPANY

                                   /s/ W. F. Sheridan
                                   Assistant Vice President

                 INTERNAL REVENUE SERVICE'S ANNOUNCEMENT 86-121,
       ON 1986 TAX REFORM ACT'S EFFECTS ON INDIVIDUAL RETIREMENT ACCOUNTS


   The Tax Reform Act of 1986 (which we will call the Act) makes a number of major changes to the law governing the deductibility of contributions to Individual Retirement Arrangements (IRAs).

   The changes made by the Act are generally not effective until January 1, 1987. This means that contributions made for 1987 are subject to the Act's new rules; however, you can still make a contribution for 1986 as late as April 15, 1987, under the old rules.

ELIGIBILITY

   Under the new law, if neither you, nor your spouse, is an active participant (see A. below) you may make a contribution of up to the lesser of $2,000 (or $2,250 in the case of Spousal IRA) or 100% of compensation and take a deduction for the entire amount contributed. If you are an active participant but have an adjusted gross income (AGI) below a certain level (see B. below), you may make a deductible contribution as under current law. If, however, you or your spouse is an active participant and your combined AGI is above the specified level, the amount of the deductible contribution you may make to an IRA is phased down and eventually eliminated.

A. Active Participant

   You are an "active participant" for a year if you are covered by a retirement plan. You are covered by a "retirement plan" for a year if your employer or union has a retirement plan under which money is added to your account or you are eligible to earn retirement credits. For example, if you are covered under a profit-sharing plan, certain government plans, a salary reduction arrangement (such as a tax sheltered annuity arrangement or a 401(k) plan), a simplified employee pension plan (SEP) or a plan which promises you a retirement benefit which is based upon the number of years of service you have with the employer, you are likely to be an active participant. Your Form W-2 for the year, starting with the 1987 tax year, should indicate your participation status.

   You are an active participant for a year even if you are not yet vested in your retirement benefit. Also, if you make required contributions or voluntary employee contributions to a retirement plan, you are an active participant. In certain plans you may be an active participant even if you were only with the employer for part of the year.

   You are not considered an active participant if you are covered in a plan only because of your service as (1) an Armed Forces Reservist, for less than 90 days of active service, or (2) a volunteer firefighter covered for firefighting service by a government plan. Of course, if you are covered in any other plan, these exceptions do not apply.

   If you are married but file a separate tax return, your spouse's active participation does not affect your ability to make deductible contributions.

B. Adjusted Gross Income (AGI)

   If you are an active participant, you must look at your Adjusted Gross Income for the year (if you and your spouse file a joint tax return you use your combined AGI) to determine whether you can make a deductible IRA contribution. Your tax return will show you how to calculate your AGI for this purpose. If you are at or below a certain AGI level, called the Threshold Level, you are treated as if you were not an active participant and can make a deductible contribution under the same rules as a person who is not an active participant.

   If you are single, your threshold AGI level is $25,000. The threshold level if you are married and file a joint tax return is $40,000, and if you are married but file a separate tax return, the threshold level is $0.

   If your AGI is less than $10,000 above your threshold level, you will still be able to make a deductible contribution but it will be limited in amount. The amount by which your AGI exceeds your Threshold Level (AGI - Threshold Level) is called your Excess AGI. The Maximum Allowable Deduction is $2,000 (or $2,250 for a Spousal IRA). You can estimate your Deduction Limit using Table 1 or calculate it as follows:


   (Your Deduction Limit may be slightly higher if you use this formula rather than the Table.)

$10,000 - Excess AGI x Maximum Allowable Deduction = Deduction Limit
--------------------
      $10,000

   You must round up the result to the next highest $10 level (the next highest number which ends in zero). For example, if the result is $1,525, you must round it up to $1,530. If the final result is below $200 but above zero, your Deduction Limit is $200. Your Deduction Limit cannot, in any event, exceed 100% of your compensation.


   Example 1: Ms. Smith, a single person, is an active participant and has an AGI of $31,619. She calculates her deductible IRA contribution as follows:

   Her AGI is $31,619
   Her Threshold Level is $25,000
   Her Excess AGI is (AGI - Threshold Level) or
    ($31,619 - $25,000) = $6,619
   Her Maximum Available Deduction is $2,000

   So, her IRA deduction limit is:

  $10,000 - $6,619 x $2,000 = $676 (rounded to $680).
  ----------------
      $10,000

   Example 2: Mr. and Mrs. Young file a joint tax return. Each spouse earns more than $2,000 and one is an active participant. They have combined AGI of $44,255. They may each contribute to an IRA and calculate their deductible contributions to each IRA as follows:

   Their AGI is $44,255
   Their Threshold Level is $40,000
   Their Excess AGI is (AGI - Threshold Level) or
    ($44,255 - $40,000) = $4,255
   The Maximum Allowable Deduction for each spouse is
     $2,000
   So, each spouse may compute his or her IRA deduction limit as follows:

    $10,000 - $4,255 x $2,000 = $1,149 (rounded to $1,150).
    ----------------
        $10,000

   Example 3: If, in example 2, Mr. Young did not earn any compensation, or elected to be treated as earning no compensation, Mrs. Young could establish a Spousal IRA (consisting of an account for herself and one for her husband). The amount of deductible contributions which could be made to the two IRAs is calculated using a Maximum Allowable Deduction of $2,250 rather than $2,000.

 $10,000 - $4,255 x $2,250 = $1,293 (rounded to $1,300).
 ----------------
     $10,000

The $1,300 can be divided between the two accounts, but neither IRA may receive a deductible contribution of more than $1,150.

   Example 4: Mr. Jones, a married person, files a separate tax return and is an active participant. He has $1,500 of compensation and wishes to make a deductible contribution to an IRA.

   His AGI is $1,500
   His Threshold Level is $0
   His Excess AGI is (AGI - Threshold Level) or
    ($1,500 - $0) = $1,500
   His Maximum Allowable Deduction is $2,000
   So, his IRA deduction limit is:

   $10,000 - $1,500 x $2,000 = $1,700
   ----------------
        $10,000


Even though his IRA deduction limit under the formula is $1,700, Mr. Jones may not deduct an amount in excess of his compensation, so, his actual deduction is limited to $1,500.

SPOUSAL IRAs

   As noted in Example 3 above, under the Act you may contribute to a Spousal IRA even if your spouse has earned some compensation during the year. Provided your spouse does not make a contribution to an IRA, you may set up a Spousal IRA consisting of an account for your spouse as well as an account for yourself. The maximum deductible amount for the Spousal IRA is the lesser of $2,250 or 100% of compensation. This rule applies for 1986 Spousal IRAs as well as 1987 Spousal IRAs.

NONDEDUCTIBLE CONTRIBUTIONS TO IRAs

   Even if you are above your threshold level and thus may not make a deductible contribution of $2,000 ($2,250 for a Spousal IRA), you may still contribute up to the lesser of 100% of compensation or $2,000 to an IRA ($2,250 for a Spousal
IRA). The amount of your contribution which is not deductible will be a nondeductible contribution to the IRA. You may also choose to make a contribution nondeductible even if you could have deducted part or all of the contribution. Interest or other earnings on your IRA contribution, whether from deductible or nondeductible contributions, will not be taxed until taken out of your IRA and distributed to you.

   If you make a nondeductible contribution to an IRA you must report the amount of the nondeductible contribution to the IRS as a part of your tax return for the year.

   You may make a $2,000 contribution at any time during the year, if your compensation for the year will be at least $2,000, without having to know how much will be deductible. When you fill out your tax return you may then figure out how much is deductible.

   You may withdraw an IRA contribution made for a year any time before April 15 of the following year. If you do so, you must also withdraw the earnings attributable to that portion and report the earnings as income for the year for which the contribution was made. If some portion of your contribution is not deductible, you may decide either to withdraw the nondeductible amount, or to leave it in the IRA and designate that portion as a nondeductible contribution on your tax return.

Phoenix
Equity Planning
Corporation
IRA Agreement

Sponsored by
Phoenix Mutual
Life Insurance
Company







Here are the terms and conditions that apply to your IRA as amended and restated, effective January 1, 1985

                       Phoenix Equity Planning Corporation
                          Individual Retirement Account
                                      (IRA)

                        Sponsored by Phoenix Mutual Life
                                Insurance Company

                        As amended and restated effective
                                 January 1, 1985

The use of this material is authorized only when preceded or accompanied by a current prospectus disclosing any applicable sales charges.

      The Phoenix Equity Planning Corporation (PEPCO), Prototype Individual Retirement Account Plan has been filed for approval with the Internal Revenue Service.

      Execution of the Account Application by the Depositor and acceptance by the Custodian (no later than the time prescribed by law for filing the Federal Income Tax return for the Depositor's tax year) will establish an individual retirement account (IRA) for Depositor which meets the requirements of IRS Code
Section 408(a).

      The Depositor desires to provide for his/her retirement and for the support of his/her beneficiaries upon his/her death.

      To accomplish this purpose, the Depositor establishes an Individual Retirement Account as described in Section 408(a) of the Internal Revenue Code of 1954, as amended, or any successor statute (hereinafter referred to as the "Code") under the terms of the agreement set forth herein (the "Agreement").

      The sponsor has furnished the Depositor with a disclosure statement as required under the Income Tax Regulations under Code Section 408(i).

      The Depositor has deposited with the Custodian the amount indicated on the Application; and the Depositor and Custodian agree as follows:

                       Phoenix Equity Planning Corporation
                     Prototype Individual Retirement Account
                               Custodial Agreement

Article I--Contributions
-------------------------------------
1.1 The Custodian may accept additional contributions in cash from the Depositor during a taxable year of the Depositor except as limited by Sections 1.2,
      1.6 and 1.7.

1.2 Limitations. Except in the case of a rollover contribution as that term is described in Section 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8),
      405(d)(3), 408(d)(3) or 409(b)(3)(C) of the Code, or in the case of a transfer of assets directly from the trustee or custodian of an Indi-vidual Retirement Account (as described in Section 408 of the Code) of the Depositor, the Custodian will only accept cash and will not accept contributions on behalf of the Depositor in excess of: for the taxable year of the Depositor, the lesser of $2,000 or 100% of includible compensation, less, if any, the amount of any qualified voluntary employee contributions, as described in Section 219(e) of the Code, that the Depositor has made, for the taxable year, as an employee under a qualified employer plan or governmental plan, as described in Sections 219(e)(3) and (4) of the Code, respectively.

         (a) Compensation means wages, salaries, professional fees, or other amounts derived from or received for personal service actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) and includes earned income, as defined in Code Section 401(c)(2) reduced by the deduction the self-employed individual takes for contributions made to a retirement plan qualified under Code Section 401 by an employer for an owner-employee. Compensation for tax years beginning after 1984 includes any amount includible in gross income under Code Section 71 with re-spect to a divorce or separation instrument described in
               Section 71(b)(2)(A). Compensation does not include amounts derived from or received as earnings or profits from property (including, but not limited to, interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation.

1.3 Initial Periodic Contribution. Initial contributions, which Depositor intends to be tax-deductible, shall be in cash and are to be invested under this Agreement. Depositor contemplates future periodic contributions within the limits allowed by law. Depositor assumes full and sole re-sponsibility for determining that the sum of periodic contributions during a single taxable year of Depositor does not exceed those limits. Depositor shall not contribute after the custodial account ceases to be exempt by reason of either Section 408(e) or 415(g) of the Internal Revenue Code. All future contributions shall be in cash and shall be sent to Custodian by Depositor directly and not through an intermediary employer.

1.4 Rollover Contribution. If the Depositor indicates on the Application that the contribution is a rollover contribution, the Depositor warrants that:

         (a)   such amount was received by Depositor as--
               (i) a "qualifying rollover distribution" or a "partial distribution" from an employees' trust;

               (ii) a distribution from another individual retirement account or annuity, a qualified bond purchase plan or a U.S. retirement bond; all as described in Code Section 402(a)(5) (including subparagraph D describing partial distributions), 402(a)(7), 403(a)(4), 403(b)(8),
                     405(d)(3), 408(d)(3), or 409(b)(3)(C), as the case may be;

      and is contributed within sixty (60) days of its receipt by Depositor;
         (b)   in the case of a contribution of a
               qualifying rollover distribution from an employees' trust or employee annuity, the amount of such rollover contribution is an amount equal to or less than the excess of the total distribution from such trust or plan over amounts considered to be contributed by Depositor pursuant to Section 72 of the Code and, such rollover shall in any event be cash unless otherwise agreed by the Custodian;

         (c) in the case of a rollover contribution from another individual retirement account or individual retirement annuity, such other account or annuity was not itself funded by a rollover contribution from any other source within one (1) year of the date of the contribution hereto;

         (d) if the Depositor makes any further contribution to the custodial account after making the rollover contribution, Depositor warrants that:
               (i) either such contribution constitutes part of the original account after making the rollover contribution hereto and is made within the limitations of this Subsection; or

               (ii) such contribution is an Annual Contribution which Depositor agrees may be made ONLY if the initial rollover contribution was from another individual retirement account or annuity and none of the assets thereof were attributable to a rollover from an employee trust as described in Subsection 1.4(b) above;

         (e) in the case of a rollover contribution comprised of a distribution from another individual retirement account or individual retirement annuity by reason of the death of an individual other than the Depositor in a tax year beginning after 1983, that Depositor is the surviving spouse of the decedent.

1.5 Transfer Contributions. A transfer contribution shall be a deposit in cash or any other property to be invested under this Agreement if the funds in another Individual Retirement Account of the Depositor are transferred directly from the Trustee/Custodian of the Account directly to the Custodian. A transfer contribution shall not be considered a Rollover Contribution under Section 1.4 above.

1.6   Spousal IRA.

         (a) A Depositor who has established an IRA for the benefit of a non-working spouse may make contributions to his/her own IRA and to the IRA established for the benefit of the non-working spouse during any taxable year of the Depositor for which the Depositor and the non-working spouse remain eligible. The Custodian will accept contributions up to the lesser of 100% of includible com-pensation or, $2,250, for a taxable year of a Depositor who has also established an IRA for the benefit of a non-working spouse, provided, however, that a maximum contribution of only $2,000 may be made to any one such IRA.

         (b) Contributions by Divorced or Separated Spouses. For contribu-tions relating to 1984 tax years (and earlier) the following rules apply. If a divorced or separated spouse (a) maintained a spousal IRA for at least five years preceding the divorce, and
               (b) if the ex-spouse has contributed to the spousal IRA for at least three of the preceding five years, then the contribution to such IRA shall not exceed the lesser of $1,125 or the sum of Compensation and taxable alimony. For taxable years beginning after 1984 these rules are repealed and the Compensation for IRA Contribution purposes of a divorced spouse shall be any amount includible in gross income under Code Section 71 with respect to a divorce or separation instrument described in Section 71(b)(2)(A).

1.7 SEP. In addition to any contributions made by the Depositor under Section 1.2, the Custodian may accept Employer contributions made on behalf of the Depositor for the taxable year of the Depositor who is an eligible employee under a Simplified Employee Pension-Individual Retirement
      Account Contribution Agreement (under Section 408(k) of the Code). The maximum amount allowable under this paragraph is the lesser of $30,000 (or, if applicable, the amount specified in Section 415(c)(1)(A), as ad-justed in accordance with Code Section 415(d)), or 15% of compensation.

Article II--Nonforfeitability The interest of the Depositor in the balance in the custodial account shall at all times be nonforfeitable. This account is created for the exclusive benefit of Depositor and Depositor's beneficiaries.

Article III--Investment of
      Contributions

3.1 As used herein the term "Broker" means Phoenix Equity Planning Corporation (PEPCO), a securities broker-dealer registered under the Securities Exchange Act of 1934.

3.2 "Investment Company Shares" shall mean any open ended investment company shares marketed by PEPCO and for which the Custodian has agreed to act as Custodian.

3.3 "Securities" shall mean one or more units or shares of a security (other than Investment Company Shares) marketed by PEPCO and permitted by applicable laws and regulations as investments of Individ- ual Retirement Accounts and for which the Custodian has agreed to act as Custodian.

         (a) Securities shall include but not be limited to limited partnership interests traded by or obtainable through PEPCO which are acceptable to the Custodian - such acceptance or non-acceptance not to be construed as a judgment concerning the prudence or advisability of such an investment.

3.4 "Savings Instrument" shall mean an interest bearing deposit in the Custodian's banking department of a type made available by the Custodian from time to time for investment hereunder.

3.5 Custodian is to invest and reinvest all custodial funds in Investment Company Shares, Securities, and Savings Instruments as Depositor directs from time to time. The Depositor's investment selection shall remain in effect until Depositor gives the Custodian contrary instructions pursuant to this Article III or Article VII, which governs investment of the cus-todial account.

3.6 Investment Prohibitions. No part of the custodial funds shall be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust bond or common investment fund (within the meaning of Code Section 408(a)(5)). No investment of custodial funds shall be made in a work of art, rug, antique, metal, gem, stamp, coin, alcoholic beverage, or any other tangible property which is designated as a collectible by the Internal Revenue Service pursuant to Code Section 408(m). Any such investment is treated as a distribution.

Article IV--Distributions
------------------------------------
4.1 Except in the case of the Depositor's death or disability (as defined in Section 72(m) of the Code) or attainment of age 59-1/2, before distributing an amount from the account, the Custodian shall receive from the Depositor a declaration of the Depositor's intention as to the disposition of the amount distributed.

4.2 The entire interest of the Depositor in the custodial account must be, or commence to be, distributed as of the required beginning date, which is April 1 of the calendar year following the calendar year in which the Depositor attains age 70-1/2.

4.3 Distribution of the assets of the custodial account shall be made in a manner set forth in Section 4.5 or 4.6, whichever applies, and at such time as Depositor (or Depositor's Beneficiary if Depositor is deceased) shall elect by written order to Custodian, provided, that distribution (except for distribution on account of Depositor's disability or death, return of an "excess contribution" referred to in Section 4.8, or a "rollover" from this account) made earlier than age 59-1/2 may subject Depositor to an "early distribution penalty tax" described under Section 408(f) of the Code. For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Section 72(m)(7) of the Code, that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. Depositor (or Depositor's Beneficiary if Depositor is decreased) shall order distribution in the manner and at the time permitted or required by this Section 4.3.
      Neither Custodian nor any other party providing services to the custodial account assumes any responsibility for the tax treatment of any distribution from the custodial account; such responsibility rests solely with the person ordering the distribution.

4.4 Custodian assumes (and shall have) no responsibility to make any distribution on order of Depositor (or Depositor's Beneficiary if Depositor is deceased) unless and until such order specifies the occasion for such distribution, the elected manner of distribution, and any declaration required by Section 4.1. Also, before making any such distribution or before honoring any assignment of the custodial account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with an order which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian assumes no duty of further inquiry.

4.5 Upon receipt of a proper written order as required above, Custodian shall cause the assets of the custodial account to be distributed in cash or in kind, as the Custodian shall determine, as follows:

         (a) If the distribution order calls for the custodial account to be paid to Depositor under Section 4.3, then distribution shall be made in one or more of the following ways as specified in the order:

               (1)   In a lump sum.
               (2)   In installments ratably over a period which may either be
                     (i) not longer than the life expectancy of Depositor or
                     (ii) not longer than the joint and survivor life expectancies of Depositor and Depositor's beneficiary. The life expectancy and joint and last survivor expectancy referred to in this Agreement will be computed by the use of the return multiples, contained in Section 1.72-9 of the Income Tax Regulations; first when installment payments commence, and thereafter at least as of the time Depositor attains age 70-1/2. The entire interest of the Depositor for whose benefit the custodial account is maintained, will be distributed or commence to be distributed, no later than the first day of April following the calendar year in which the Depositor attains age 70-1/2 (required beginning date), in equal or substantially equal amounts. If the period is measured by one or more such expectancies, then beginning with the year Depositor attains age 70-1/2, the amount distributed each year shall be at least equal to the quotient obtained by dividing the entire custodial account remaining at the beginning of that year by the life expectancy of Depositor, or the joint life and last survivor expectancy of Depositor and Depositor's beneficiary (whichever is applicable), determined as of the time Depositor attains age 70, reduced by the number of whole years elapsed since Depositor attained 70-1/2; provided, however, that no distribution need be made in any year, or a lesser amount may be distributed during such year, if the aggregate amounts distributed through the end of such year are at least equal to the aggregate of the minimum amounts required by this Subsection 4.5(a)(2) to have been so distributed. For purposes of this computation, a Depositor's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a nonspouse beneficiary may not be recalculated. During Depositor's lifetime the entire custodial account remaining for distribution at any time under this Subsection 4.5(a)(2) may, pursuant to a proper supplementary written order as specified above, be distributed to Depositor.

               (3) By the purchase and distribution of a single-premium contract meeting the requirements of Sections 408(b)(1), (3), (4) and (5) of the Code applicable to an "individual retirement annuity."

          If the Depositor fails to elect any of the methods of distribution described above on or before the required beginning date, the Custodian shall have no liability to the Depositor for any tax penalty or other damages resulting from any inadvertent failure by the Custodian to make such distribution.

4.6      (a)   Where distributions have commenced to the Depositor and the
               Depositor dies before the entire interest in the custodial account has been distributed, Custodian, upon notification, shall distribute the then remaining custodial account to the Depositor's designated beneficiary in accordance with the original election made by the Depositor, or in any other mode of distribution which will result in distribution of the entire account balance at least as rapidly as the Depositor's original election.

         (b) Where distributions have not commenced to the Depositor as of the time of the Depositor's death and a beneficiary other than a spouse is designated, the entire remaining interest in the custodial account shall be distributed within five years following the death of Depositor unless:

               (i) any portion of Depositor's interest in the custodial account is payable to, or for the benefit of, a desig-nated beneficiary,

               (ii) the portion of the Depositor's entire interest to which the designated beneficiary is entitled will be distributed in substantially equal installments over the life of the beneficiary or over a period certain not extending beyond the life expectancy of the beneficiary, and

               (iii) the distributions to the designated beneficiary commence no later than one year after date of Depositor's death, or such later date as may be prescribed by the Secretary of the Treasury. The designated beneficiary may elect at any time to receive greater payments.

         (c) Where distributions have not commenced to depositor as of the time of the Depositor's death and the spouse is the designated beneficiary, the entire remaining interest in the custodial account shall be distributed within five years following the date of the Depositor's death unless the spouse elects within the five year period commencing with Depositor's death to receive benefits as outlined below:

               (i) the portion of Depositor's interest to which the surviving spouse is entitled will be distributed in equal or substantially equal payments over the life of the spouse or over a period certain not extending beyond the life expectancy of the spouse, and

               (ii) the distributions to the spouse commence at any date prior to but no later than the date on which the Depositor would have attained age 70-1/2. The surviving spouse may accelerate these payments at any time, i.e., increase the frequency or amount of such payments.

         (d) If a surviving spouse beneficiary dies before distributions to such spouse begin, 4.6(b) and (c) shall be applied as if the spouse beneficiary were the Depositor.

         (e) If the Depositor dies before the entire interest has been distributed and the beneficiary of the IRA is other than the surviving spouse, no additional cash or rollover contribution may be accepted by the IRA.

         (f) If the Depositor dies before the entire interest has been distributed and the designated beneficiary is the Depositor's surviving spouse, the spouse may treat the account as his or her own individual retirement arrangement. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the account, makes a rollover to or from such account, or fails to elect a distribution in conjunction with paragraph (c) of this Section 4.6.

         (g) For purposes of distributions from this Article, payments will be calculated by use of the return multiples specified in
               Section 1.72-9 of the regulations. Life expectancy of a surviving spouse may be recalculated annually. In the case of any other designated beneficiary, life expectancy will be calculated at the time payment first commences and payments for any 12-consecutive month period will be based on such life expectancy minus the number of whole years passed since distribution first commenced.

         (h) Amounts paid to a child of the Depositor will be treated as if paid to the surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches the age of majority.

4.7      (a)   The term "Depositor's Beneficiary" means the person or
               persons designated as such by the "designating person" (as defined below) on a form acceptable to Custodian for use in connection with this Agreement, signed by the designating person, and filed with the Custo-dian. The form may name individuals to take upon the contingency of survival; it may also order that payments to Depositor's
               Beneficiary be made ratably over a period not to exceed five years or, if the Beneficiary is the Depositor's spouse, over a period not exceeding that permitted under Section 4.5(a)(2), and such order shall be binding on the Beneficiary.

         (b) The term "designating person" means Depositor; after Deposi-tor's death, it also means the person or persons (other than Depositor's estate) who begin to receive a portion of the custodial account pursuant to such a designation by Depositor, and designations by such a person shall relate solely to the balance of that portion remaining in the custodial account as of when distribution pursuant to a designation by that person is to commence. The Custodian shall accept all such forms only in the Commonwealth of Massachusetts, and they shall be considered part of this Agreement for purposes of Section 8.5. However, if no such designation on such a form effectively disposes of the custodial account as of the time such distribution is to com-mence, the term Depositor's Beneficiary shall then mean the Designating Person's estate.

         (c) When and after distributions of the custodial account to Deposi-tor's Beneficiary commence, all rights and obligations assigned to Depositor by provisions of this Agreement shall inure to, and be enjoyed and exercised by, Depositor's Beneficiary instead of Depositor.

4.8 If during a taxable year Depositor contributed under Article I total amounts which exceed the amount deductible by Depositor for that year; or because Depositor attained age 70-1/2 in that year except in the case of employer contribu-tions to a SEP, then upon receiving written notice specifying the year in question, the amount of the excess, the reason it is an excess, and the amount of net income in the custodial account attributable to such excess Custodian shall distribute cash to Depositor in an amount equal to the sum of such excess and earnings. If the excess contribution did not arise because Distributor attained age 70-1/2, then (in Custodian's discretion unless otherwise instructed by Depositor) in lieu of being distributed, said sum shall be treated by Depositor as a contribution in the then current or a succeeding taxable year.

4.9 The terms of such annuity provided as a form of distribution under this agreement shall provide for payments over the life of the Beneficiary or for a term certain not exceeding the life expectancy of such Beneficiary. Any annuity contract so purchased shall be immediately distributed to such Beneficiary. However, no such annuity contract shall be required to be purchased if distributions over a term certain is for a period extending beyond the life expectancy of the Depositor, or the joint and survivor life expectancies of the Depositor and his/her Beneficiary.
          Any annuity which Custodian is to purchase and distribute under this Agreement may be fixed or variable, but Custodian shall not be required to distribute in the form of an annuity unless the annuity premium is at least $1,000.

Article V--Reports
--------------------------------
5.1 The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required pursuant to Section 408(i) of the Code and the regulations thereunder.

5.2 The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor at such time and in such manner and containing such information as is prescribed by the Internal Revenue Service; provided, however, that Deposi-tor shall prepare any return or report required as a result of

         (1) the generation by assets of the custodial account of unrelated business taxable income or unrelated debt financed income as defined in the Code or

         (2) the incurrence of a windfall profits tax, or any return or report necessary to preserve the availability of any credit or deduction with respect thereto.

    Depositor shall sign such return as preparer, and forward it to the Custodian at least 10 days prior to the due date thereof.

5.3 The Depositor, Custodian, Broker and, if applicable, the general partner of any partnership interests which are held by the Custodian hereunder shall furnish to each other such information relevant to the custodial account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder.

Article VI--Amendment and
      Termination
---------------------------------

6.1      (a)   Depositor retains the right to amend this Agreement in any respect at any time, effective on a stated date which shall be at least sixty (60) days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail, unless Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving in its respective capacity under this Agreement as so amended, it may resign in accordance with Article VII.

         (b) Depositor also delegates to the Sponsor, the Depositor's right so to amend, including retroactively, as necessary or appropriate in the opinion of counsel satisfactory to the Sponsor, in order to conform this custodial account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of such counsel. Any amendment by the Sponsor shall be communicated in writing to Depositor and Custodian, and Depositor shall be deemed to have consented thereto unless, within thirty (30) days after such communication to Depositor is mailed, Depositor either
               (i) gives Custodian a written order for a lump-sum distribution of the custodial account, or (ii) removes the Custodian and appoints a successor under Article VII.

         (c) Notwithstanding the provisions of Subsections 6.1(a) and (b), no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

         (d) This Section 6.1 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Article VII, and no such substitution shall be deemed to be an amendment of this Agreement.

         (e) This Section 6.1 shall not be construed to restrict Custodian's freedom to agree with PEPCO upon the terms by which additional Investment Company Shares or Securities may be made available for investment.

6.2      (a)   Custodian shall terminate the custodial account if this
               Agreement is terminated, or, if within thirty (30) days (or such longer time as Custodian may agree) after resignation or removal of Custodian pursuant to Article VII, Depositor has not appointed a successor which has accepted such appoint-ment. Termination of the custodial account shall be affected by distributing all assets thereof in a lump sum in cash or in kind to Depositor, subject to Custodian's right to reserve funds as provided in Article VII.

         (b) Upon termination of the custodial account, this Agreement shall terminate and have no further force and effect, and Custodian shall be relieved from all further liability with respect to this Agreement, the custodial account, and all assets thereof so distributed.

Article VII--Custodial Account
----------------------------------------
7.1 This Agreement shall take effect only when accepted by the Custodian. As directed, Custodian shall then open and maintain a separate custodial account for Depositor and invest the initial contribution as directed by Depositor in accordance with Article III.

         7.2 (a) Every subsequent contribution shall be accompanied by written instructions from Depositor stating Depositor's choice of in-vestment. Depositor shall state Depositor's choice of one or more of the Investment Company Shares available from PEPCO and/ or one or more of the Securities available from PEPCO. Depositor agrees that the availability of an investment shall not be construed as an endorsement by the Custodian of the Investment Company
               Shares or Securities in which contributions may be invested, fi-nal choice of which is at the sole discretion of Depositor. The Custodian does not undertake to render any investment advice whatsoever to Depositor; its sole duties are those prescribed in
               Section 7.5.

         (b) The Custodian shall invest subsequent contributions as directed. However, if any such written instructions are not received as required, or if received, are in the opinion of Custodian unclear, or if the accompanying contribution exceeds the maximum amounts as described in Article I, Custodian may hold or return, within a reasonable time, all or a portion of the contribution uninvested without liability for loss of income or appreciation, and without liability for interest, pending receipt of written instructions or clarification.

         (c) All dividends and capital gain distributions received on account of Investment Company Shares held in the custodial account shall (unless received in additional such shares) be reinvested in full and fractional shares, if available, which shall be credited to the account. If any distribution on such shares may be received at the election of the shareholder in additional such shares or in cash or other property, Custodian shall elect to receive it in additional such shares.
                  Any dividends and capital gains or other distributions
               received on account of Securities held in the custodial account shall be reinvested in accordance with written instructions by the Depositor, in one or more of the following: (i) full and fractional Investment Company Shares, (ii) Securities, or (iii) Savings Instruments.
                  All interest earned on Savings Instruments shall be credited as a deposit thereto.

7.3 All Investment Company Shares or Securities, whether in shares or otherwise, acquired by Custodian hereunder shall be registered in the name of the Custodian (with or without identifying Depositor) or of its nominee. Custodian shall deliver, or cause to be executed and delivered, to Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to such investment held in the (custodial) account.

      Custodian shall not vote any Investment Company Share or any shares or units of any security except in accordance with written instructions received from Depositor.

7.4 Custodian shall keep adequate records of transactions it is required to perform hereunder. Not later than sixty (60) days after the close of each calendar year or after the Custodian's resignation or removal, Custodian shall render to Depositor a written report or reports reflecting the transactions affected by it during such period and the assets of the custodial account at the close of the period. Sixty (60) days after rendering such report(s), Custodian shall be forever released and discharged from all liability and accountability to anyone with respect to its acts and transactions shown in or reflected by such report(s), except where, within the sixty day period, written objections have been filed with the Custodian by the recipient of such reports.

7.5 Custodian shall be an agent for Depositor to receive and invest contributions as directed by Depositor, hold and distribute such investments, and keep adequate records and report thereon, all in accor-dance with this Agreement. The parties do not intend to confer any fiduciary duties on Custodian, and none shall be implied. Custodian may perform any of its administrative duties through other persons designated by Custodian from time to time, except that all Investment Company Shares and Securities must be registered as stated in Section 7.3 of this Article; and Custodian intends initially to delegate all such duties to Boston Financial Data Services, Inc., which is partially owned by the Custodian's parent company; but no such delegation or future change therein shall be considered as an amendment to this Agreement. Custodian shall not be liable (and assumes no responsibility) for the collection of contributions, the deductibility of any contributions or their propriety under the Agreement, or the purpose or propriety of any distribution ordered in accordance with Article IV, whose matters are the responsibility of Depositor and Depositor's Beneficiary.

7.6 Depositor shall always fully indemnify Custodian and save it harmless from any and all liability whatsoever which may arise either (1) in connection with this Agreement and matters which it contemplates except that which arises due to Custodian's negligence or willful misconduct, or (2) with respect to making or failing to make any distribution therefor which is in full compliance with Article IV. Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by Custodian and Depositor, and unless fully indemnified for so doing to Custodian's satisfaction.

7.7 Custodian may conclusively rely upon and shall be protected in acting upon any written order from Depositor or Depositor's Beneficiary or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon.

7.8      (a)   The Custodian may charge the Depositor reasonable fees,
               including an annual maintenance fee, for services hereunder according to standard schedules of rates which may be in effect from time to time. Initially, the fees payable to the Custodian shall be in amounts as specified in the fee schedule provided with this Agreement. Upon thirty (30) days prior written notice, Custodian may substitute a fee schedule differing from that schedule initially provided.

         (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the custodial account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to it shall be charged to the custodial account.

         (c) All such fees and taxes and other administrative expenses charged to the custodial account shall be collected either from the amount of any contribution or distribution to be credited to such account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient assets of the account. Notwithstanding the foregoing, the Custodian may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses if, in the discretion of the Custodian, conversion of sufficient assets of the custodial ac-count is not feasible under the circumstances.

7.9   Resignation or Removal of Custodian.

         (a) Upon thirty (30) days' prior written notice to the Custodian, Depositor may remove it from its office hereunder. Such notice, to be effective, shall designate a successor Custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign unilaterally upon thirty
               (30) days' prior written notice to Depositor, whereupon the Depositor shall appoint a successor to the Custodian.

         (b) The successor Custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury pursuant to Section 408(a)(2) of the Code. Upon receipt by Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the custodial account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor Custodian agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the custodial account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor Custodian.

         (c) If within thirty (30) days after Custodian's resignation or removal or such longer time as Custodian may agree to, Depositor has not appointed a Successor Custodian which has accepted such appointment, Custodian shall terminate the custodial account pursuant to paragraph (d) unless within that time the Sponsor appoints such successor and gives written notice thereof to Depositor and Custodian.

         (d) Custodian shall terminate the Custodial Account, if, within the time referred to in paragraph (c) neither Depositor nor the Sponsor has appointed a Successor Custodian which has accepted such appointment. Termination of the Custodial Account shall be affected by distributing all assets thereof in a lump sum in cash or in kind to Depositor, subject to Custodian's right to reserve funds as provided in this Article VII.

         (e) Upon termination of the Custodial Account, this Agreement shall terminate and have no further force and effect, and Custodian shall be relieved from all further liability with respect to this Agreement, the Custodial Account, and all assets so distributed.

Article VIII--Miscellaneous
-------------------------------------------------
8.1 References herein to the "Internal Revenue Code" or "Code" and Sections thereof shall mean the same as amended from time to time, including successors to such Sections.

8.2   "Sponsor" shall mean Phoenix Mutual Life Insurance Company.

8.3 Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on Custodian's records.

8.4 Depositor's Beneficiary shall not have the right or power to anticipate any part of the custodial account or to sell, assign, transfer, pledge or hypothecate any part thereof. The custodial account shall not be liable for the debts of Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof. At no time shall it be possible for any part of the assets of the custodial account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/ her Beneficiary.

8.5 This Agreement is accepted by Custodian in, and shall be construed and administered in accordance with the law of, the Commonwealth of Massachusetts. This Agreement is intended to qualify under Section 408(a) of the Code as an individual retirement account and to entitle Depositor to the retirement savings deduction under Section 219 of the Code, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent. However, neither Custodian nor the Sponsor shall be re-sponsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.

8.6 Depositor should seek advice from Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the custodial account, and ordering Custodian to make distributions from the account. Depositor should understand that Custodian, Sponsor, and Broker (and any company associated therewith) are prohibited by law from rendering such advice.

Article IX--Controlling Article
---------------------------------------
Notwithstanding any other articles which may be added or incorporated, the provisions of Section 1.1, Article II and Section 3.6 and this sentence shall be controlling. Furthermore, any other Article or Section shall be wholly- invalid, if it is inconsistent in whole or in part, with Section 408(a) of the Code and the regulations thereunder.

    This admendment and restatement is effective as of January 1, 1985. Dated at Hartford, Connecticut this 25th day of November, 1985.

                 /s/ Richard C. Shaw
                     -------------------------------------------
                     Richard C. Shaw
                     Vice President, Phoenix Mutual
                     Life Insurance Company.

                              Disclosure Statement

This Disclosure Statement is being provided to assist you in understanding your individual retirement account and is a general review of portions of the federal income tax law applicable to it. IRA's are intended to benefit individuals in preparation for their retirement. Therefore, they may not be used like an ordinary savings account and are subject to many restrictions imposed by the Internal Revenue Code. Consequently, please read the following information in addition to the Custodial Agreement carefully. THE PROVISIONS OF THE CUSTODIAL AGREEMENT WILL PREVAIL WHERE THE DISCLOSURE

                           STATEMENT IS INCOMPLETE OR
                           APPEARS TO BE IN CONFLICT.

                                   Revocation

You may cancel your IRA custodial agreement and your IRA application for any reason within seven days of the date you signed the IRA Account application. To cancel within this seven-day period, write a note or a letter which contains your name and address in it and which says that your IRA custodial agreement is canceled. Mail or deliver your note or letter to:

               Phoenix Equity Planning
               Corporation (PEPCO)
               One American Row
               Hartford, Connecticut 06115

If you mail the note or letter, it is considered received on the date of the postmark (or the date of registration or certification if sent by registered or certified mail).

If you do cancel your IRA within the seven-day period after you signed the PEPCO IRA Account application, your initial contribution will be refunded to you without cost, charge or decrease of any kind.

                                  Contributions

Annual Contributions

Your contributions, not including rollover contributions or IRA to IRA transfers, must be in cash or a cash equivalent (such as a check). Except for rollovers or IRA to IRA transfers, the maximum amount that you may contribute to an IRA for your taxable year is $2,000, but you can contribute less if you choose. However, if the compensation included in your gross income for a taxable year is less than $2,000, your contribution is limited to the total amount of that compensation.

Spousal IRA

In addition to establishing your own IRA, you may also establish an IRA for your spouse, provided the following requirements are met: (a) you and your spouse are married at the end of the taxable year; (b) you must be eligible to contribute to your own IRA; (c) you and your spouse file a joint income tax return for the taxable year; (d) your spouse has received no compensation for personal services or earned income from self-employment.

IRAs for Divorced Spouses

A divorced spouse is allowed a deduction for contributions to a spousal IRA established by the individual's former spouse if:

   (a) the spousal IRA was established at least 5 years before the beginning of the taxable year in which the decree of divorce or separate maintenance decree was issued; and

   (b) the former spouse made deductible contributions to the IRA for at least 3 of the five years preceding the year in which the decree was issued.

   If the above conditions are met, then the divorced spouse may contribute the lesser of (a) the sum of the divorced spouse's compensation and alimony includible in gross income or (b) $1,125 to the IRA. These rules are only applicable for contributions that relate to taxable years prior to 1985. For 1985 tax years or later, all taxable alimony received by a divorced spouse under a decree of divorce or separate maintenance is treated as compensation for the purposes of the IRA deduction limit and the rules.

   If you have established an IRA for yourself and for your spouse, the maximum deductible contributions you may make may not exceed the lesser of (a) 100% of your compensation for the taxable year, or (b) $2,250; provided, however, that a maximum contribution of $2,000 may be made to either IRA. Separate IRA's must be established for yourself and your spouse.

Other Contribution Limitations

If you make deductible voluntary employee contributions to a qualified employer plan for any taxable year, the above maximum contribution must be reduced by the amount of deductible contribution to the qualified employer plan. For instance, if your gross income for a taxable year is $2,000 or greater, and you make a $500 deductible voluntary employee contribution to a qualified employer plan, you may only contribute $1,500 to your IRA custodial account for that taxable year. Amounts contributed to a 401(k) plan on your behalf by an employer which reduce your income do not count against this $2,000 limit.

   If you are an eligible employee under a Simplified Employer Pension Individual Re-tirement Account, your employer may contribute up to the lesser of 25% of your calendar year compensation or $30,000 on your behalf. Any such employer contributions may be made in addition to any contributions you may make to your individual IRA.

   Because the IRS does not allow deductions for any contributions made for the taxable year in which you reach age 70-1/2, the IRA custodial agreement provides that no cash contributions may be made to your account for that or any following taxable year. However, deductible employer contributions may be made to your SEP for you even though you have attained age 70-1/2. Rollover contributions and IRA to IRA transfers, however, can be made at any time.

                            Tax Advantages of an IRA

Allowable contributions made to your IRA are fully-deductible from gross income for federal income tax purposes. This is true whether or not you itemize deductions. The maximum amount deductible from an annual contribution is the lesser of $2,000 or 100% of your compensation. The dollar limit is $2,250 if contributions are made for a nonworking spouse.

   Unlike an ordinary savings account, the earnings on your IRA custodial account are not taxable in the year they are earned. Your contributions and the earnings on them will be taxed only in the taxable year you withdraw them. If you withdraw only a part of your contributions and earnings in a taxable year, only the part withdrawn will be taxable for that year.

                          Time for Making Contributions

Except for rollover contributions or IRA to IRA transfers, contributions to your IRA for a taxable year may be made up through the due date, without extensions, for that year's federal income tax return. Because of this time flexibility, you must advise us of the taxable year to which each of your contributions apply.

                     Tax Penalties for Excess Contributions

Except for a rollover contribution or IRA to IRA transfers, any contribution in excess of the limits specified in the section entitled Contributions, will not be deductible and will also be subject to an annual 6% excise tax. This excise tax is not deductible.

   You can avoid the excise tax by withdrawing the excess and any earnings on it before the due date (including extensions) for filing your federal tax return for that taxable year. The withdrawn earnings, if any, must be included in income for the tax year in which the excess contribution was made. Also, the earnings portion of the withdrawn excess contribution may be subject to a 10% premature withdrawal penalty. The 6% excise tax will be payable for future years if you do not withdraw the excess or if you do not eliminate the excess by making reduced contributions for future years.

                            Rollover To and From Your
                                Custodial Account

Certain distributions from qualified plans, annuity plans, Keogh plans, bond purchase plans and other arrangements may be contributed to your IRA custodial account. These distributions are often referred to as "lump-sum distributions." Certain partial distributions are also eligible to be contributed to your IRA. This is called a rollover contribution. The rollover contribution must be made within 60 days after your receipt of the funds or property in order to be contributed to your IRA custodial account. If the rollover is made within that 60 day period, you will not be taxed on the amount of the rollover for that taxable year. Taxation of the rollover occurs only when it is withdrawn from your IRA custodial account.

   Because only one rollover from a particular IRA to any other IRA may be made in any twelve-month period and because in certain situations it may not be to your tax advantage to make a rollover contribution to a particular IRA or other allowable arrangement, you should consult with your tax advisor before making any type of rollover contribution to or from your IRA custodial account.

   You may also have the Custodian transfer funds or property from your IRA custodial account into another IRA and certain types of plans and annuities. The twelve-month rollover restriction does not apply to IRA to IRA transfers.

   A transfer of any portion of your interest in your IRA to your former spouse under a divorce decree is not considered a distribution taxable to you. The amount transferred is considered an IRA for your former spouse.

                       Tax Penalties for Early Withdrawal

Because IRAs are intended to be used for income during retirement years, early withdrawal of money from your IRA account is subject to a federal penalty tax. The tax is 10% of the amount withdrawn. The amount withdrawn will also be included in your income for the tax year in which it is withdrawn. This tax penalty may also apply if an individual borrows from their account or uses the value of the account as security or collateral for a loan. There is no penalty tax if a withdrawal is made:

   * after reaching age 59-1/2
   * because of death or disability at any age
   * because of a rollover from the IRA
   * to correct an excess contribution before the due date of your tax return
   * to correct an excess rollover contribution which was caused by erroneous tax information supplied by your employer on which you reasonably relied.

   Under the IRA custodial agreement, you must advise us of your intended use of a withdrawal if the withdrawal is made prior to death, disability or age 59-1/2. Also under the IRA custodial agreement, you may not borrow funds from your IRA or use IRA funds as collateral for a loan. Such a use is viewed as a withdrawal under the Internal Revenue Code.

   Withdrawals from your IRA will be taxed at ordinary income tax rates and, if eligible, you may use the 5-year income averaging method if that will help reduce your taxes in the year of a withdrawal. The favorable income tax treatment for certain lump-sum distributions which are granted by Section 402 of the Internal Revenue Code (i.e., ten-year forward averaging) do not apply to distributions from your IRA custodial account. This is true regardless of the type of distribution you receive from your IRA and regardless of the source of your contribution to the IRA.

   State Income, inheritance or other taxes may apply to IRA distributions. You should ask your tax advisor for information.

                           Distributions from Your IRA
                                Custodial Account

   You must begin to receive distributions from your IRA custodial account no later than April 1 of the calendar year following the year in which you reach age 70-1/2.

   You may choose to have your IRA custodial account distributed to you in a lump sum or in a series of monthly, quarterly or annual payments over a period of years not exceeding your life expectancy (as determined by IRS tables). After age 70-1/2, the period can be no longer than your lifetime, the lifetime of you and your beneficiary, or any period of years which does not exceed the life expectancy of you and your beneficiary.

   If you die after distributions to you from your IRA have started and if you chose a method of payment which provides for continued payments to your spouse when you die, then your spouse, if living at your death, will receive those payments until he or she dies, unless the surviving spouse requests a more rapid distribution.

   If you die before distribution from your IRA custodial account has started and you have designated a beneficiary other than your spouse, your IRA account must be distributed within five years of the date of your death unless:

   (a)  a beneficiary has been designated by you,

   (b) distribution to the designated beneficiary will be made over the life of that beneficiary or over a period certain not extending beyond the life expectancy of the beneficiary, and

   (c) distributions will commence no later than one year after the date of your death.

   If you die before distribution from your IRA custodial account has started and you have designated your spouse as beneficiary, distributions to your spouse must begin no later than the date you would have reached age 70-1/2 and be distributed over a period not extending beyond the life expectancy of your spouse, or the entire interest to which your spouse is entitled must be distributed within five years of the date of your death.
   If you die before your entire interest has been distributed from your IRA and your ben-eficiary is not your surviving spouse, no additional cash or rollover contributions may be accepted in the account. If your beneficiary is your spouse, he or she may treat the IRA as his or her own. Additional contributions may be made to the IRA, provided compensation and age requirements are met, and no distribution would be required until the year in which the surviving spouse reached 70-1/2.

   The methods of distributions which are available under your IRA custodial account are designed so that you will be withdrawing the required amount of money when the required time comes. However, if for any reason you or your beneficiary do not withdraw the amount required by law, you or your beneficiary must pay a tax equal to 50% of the required amount not withdrawn.

                                  Beneficiaries

The IRA custodial account application includes a section where you may choose your beneficiary or beneficiaries and choose the type of distribution your beneficiaries will receive if you die. If you want to change that designation, you may do so at any time on a form we will provide. Any change in beneficiary will cancel all your prior designations of beneficiary.

   The last designation of beneficiary which is filed with us during your lifetime will be the controlling designation at death.

                             Prohibited Transactions

If you engage in certain transactions with the money in your IRA custodial account, your IRA will lose its tax exemption. You would then have to include the entire value of your IRA account in your gross income for federal tax purposes for that year. These transactions which are prohibited (such as borrowing money from the account) are listed in Section 4975 of the Internal Revenue Code.

                             Tax Filing Requirements

Allowable deductions for your IRA contributions are reported on your regular Form 1040 tax return every year. However, if you owe penalty taxes for excess contributions, early withdrawal or for "under distributions", you must also file Form 5329.

   For more information about tax filing requirements or general information about IRAs, contact any IRS district office and/or your tax advisor. Note that Publications 590, available from the IRS, explains much of the information in this Disclosure Statement, and provides additional information about IRAs.

                                  IRS Approval

The Plan has been filed for approval by the Internal Revenue Service as to form for use in establishing IRAs. Such approval when received will not, however, represent determination of the deductibility of any particular contribution made by you or merits of your particular IRA.

                            Miscellaneous Information

Your interest in your IRA custodial account is non-forfeitable at all times. No part of your IRA account will be invested in life insurance contracts. No part of your IRA account will be mixed with other property except it may be invested with a common trust fund or a common investment fund.

                           Financial Disclosure/Fees/
                             Commissions on Products

Your contributions to this IRA will be subject to custodial fees which have been furnished to you in a separate schedule.

   If the investment(s) you choose to fund this IRA is (are) sold by prospectus, consult the applicable prospectus(es) you have been furnished for information concerning (i) the types and amounts of charges which are made against your contributions, (ii) the method for computing and allocating annual earnings, and
(iii) the types of other charges which may be applied to your interest in the investment(s) in determining the net amount of money available to you and the method of computing each such charge. Growth in value of this IRA is neither guaranteed nor projected. The prospectus also outlines the investment objectives of the Fund or Limited Partnership, or other security. You should consider those objectives carefully to determine if they are consistent with your own planning for retirement.

                          Limited Partnership Interests

Investments in this IRA are directed by you. The permitted range of investments includes only limited partnership interests and mutual funds made available by the Broker and accepted by the Custodian. Any decision by you to direct your investment into partnership interests should only be made after consideration of the following general facts regarding such interests. These general statements regarding possible tax and other implications of such an investment in no way override or supplement any applicable prospectus and are intended only to acquaint you with possible issues arising out of such an investment. The prospectus should always be referred to in making any investment decision.

--       While usually all income received from investments in an IRA are tax free to the account, there are tax rules which state, in effect, that certain income from the active conduct of a trade or business of a partnership or debt financed income generate unrelated business taxable income (UBTI) which may be taxable to the Custodial Account if it exceeds $1,000 on an annual basis.

--       These taxes, if any, are an expense of the Account and should be paid by the Account. The Custodian may, in its sole discretion, liquidate any assets in the Account to satisfy such taxes.

--       Funds may be sent to the Custodian to pay these taxes in order to avoid liquidation of an asset. Attention should be given to the possibility of an excess contribution from this procedure.

--       Liquidity. There may be no ready market to sell an interest after it has been purchased. (Refer to the prospectus for a complete description of the liquidity of the units.) This may cause the Custodian an unavoidable delay in effecting your investment directions or in arranging for distributions to you or your beneficiary.

Internal Revenue Service            Department of the Treasury

Plan Name: IRA 006                  Washington, DC 20224
FF#: 50147410000-006                Person to Contact: Mrs. Fleming
Case #: 8570677                     Telephone Number: (202) 566-6421
Letter Serial #: B110013a           Refer Reply to: OP:E:EP:RQ:1:1
Phoenix Mutual Life Insurance       Date: 03/27/86
One American Row                          E.I.N.: 06-0493340
Hartford, CT 06115

Dear Applicant:

In our opinion, the form of the prototype trust, custodial account or annuity contract identified above is acceptable under section 408 of the Internal Revenue Code.

Each individual who adopts this approved plan will be considered to have a retirement savings program that satisfies the requirements of Code section 408, provided they follow the terms of the program and do not engage in certain transactions specified in Code section 408(e). Please provide a copy of this letter to each person affected.

The Internal Revenue Service has not evaluated the merits of this savings program and does not guarantee contributions or investments made under the savings program. Furthermore, this letter does not express any opinion as to the applicability of Code section 4975, regarding prohibited transactions.

Code section 408(i) and related regulations require that the trustee, custodian or issuer of a contract provide a disclosure statement to each participant in this program as specified in the regulations. Publication 590, Tax Information on Individual Retirement Arrangements, gives information about the items to be disclosed.

The trustee, custodian or issuer of a contract is also required to provide each adopting individual with annual reports of savings program transactions.

Your program may have to be amended to include or revise provisions in order to comply with future changes in the law or regulations.

If you have any questions concerning IRS processing of this case, call us at the above telephone number. Please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter. Please provide those adopting this plan with your phone number, and advise them to contact your office if they have any questions about the operation of this plan.

You should keep this letter as a permanent record. Please notify us if you terminate the form of this plan.

                  Sincerely yours,

                  /s/ John Swieca
                  John Swieca
                  Chief, Employee Plans
                  Rulings & Qualifications Branch

                                 PHOENIX EQUITY
                                    Planning Corporation
                                    a Phoenix Mutual company



                                  For assistance call 800-243-1574
                                 (Connecticut residents call collect)
                                             278-8050